David M. Kies
125 Broad Street
New York, N.Y. 10004

October 9, 2006

Board of Directors
ImClone Systems Incorporated

Gentlemen:

              For personal and other reasons I have decided to resign as a director of ImClone Systems. My concerns have not been about my retention of a board seat or the chairmanship, but rather that there should be appropriate representation of all shareholders on the board. ImClone is and remains a great company with a great future and I will do everything I can as a shareholder to support its stewardship in the interests of all shareholders. Effective today, I hereby submit my resignation as a director.

Sincerely yours,

David M. Kies